Exhibit 99.1

StoneBridge Acquisition Corporation Files Definitive Proxy Statement and Amendment No. 1 to Definitive Proxy Statement for Shareholder Meeting Seeking Extension.

NEW YORK, NY January 9, 2024 (GLOBE NEWSWIRE) – StoneBridge Acquisition Corporation (NASDAQ: APAC) (the “Company” or “StoneBridge”), an Asia-Pacific focused publicly traded special purpose acquisition company, today announced that it filed a definitive proxy statement (the “Proxy Statement”) on January 8, 2024 with the U.S. Securities and Exchange Commission (the “SEC”) to seek shareholder approval to, among other proposals, (i) amend StoneBridge’s Amended and Restated Memorandum and Articles of Association, as amended on July 19, 2023 (the “Articles of Association”) to give the Company the right to extend the date by which it has to consummate a business combination from January 20, 2024 up to 6 times for an additional one (1) month each time up to July 20, 2024 (the “Extension”) (i.e., for a period of time ending up to 36 months after the consummation of its initial public offering) by depositing into the StoneBridge trust account, for each one-month extension, $0.025 for each public share (“Public Share”) outstanding after giving effect to redemptions (the “Extension Amendment Proposal”); and (ii) amend the Articles of Association to remove the net tangible asset requirement in order to expand the methods that the Company may employ so as not to become subject to the “penny stock” rules of the SEC (the “NTA Amendment Proposal”). On January 8, 2024, the Company also subsequently filed Amendment No. 1 to the Proxy Statement (the “Amendment”) correcting the deadline by which shareholders may elect to redeem their Public Shares from January 15, 2024, to January 12, 2024.

The extraordinary general meeting of the Company’s shareholders will be held on January 17, 2024, at 11:00 a.m. Eastern Standard Time (the “Extraordinary General Meeting”) at the offices of Winston & Strawn LLP located at 800 Capitol Street, Suite 2400, Houston, Texas, 77002 United States, and virtually via live webcast at https://www.cstproxy.com/stonebridgespac/2024 and via teleconference using the following dial-in information:

Telephone access (listen-only):
Within the U.S. and Canada: 1 800-450-7155 (toll-free)
Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)
Conference ID: 8943610#

The Company encourages its shareholders to vote in favor of the Extension Amendment Proposal and NTA Amendment Proposal each as further described in the Proxy Statement and Amendment.

The Company's shareholders of record at the close of business on the record date, December 27, 2023, are entitled to vote their ordinary shares owned by them at the Extraordinary General Meeting. Shareholders must complete the procedures for electing to redeem their Public Shares in the manner described in the Proxy Statement and Amendment prior to 5:00 p.m., Eastern Time, on January 12, 2024 (two business days prior to the scheduled vote at the Extraordinary General Meeting) in order for their Public Shares to be redeemed. Every shareholder's vote is very important, regardless of the number of shares held, and the Company requests the prompt submission of votes.

Shareholders may vote online at https://www.cstproxy.com/stonebridgespac/2024 by following the instructions on their provided proxy card. If the shares are held in an account at a brokerage firm or bank, shareholders must instruct their respective broker or bank how to vote the shares, or the shareholders may cast their vote online at www.cstproxyvote.com by obtaining a proxy from the respective brokerage firm or bank.

About StoneBridge Acquisition Corporation

StoneBridge Acquisition Corporation is a blank check company incorporated as Cayman Islands exempted for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Stonebridge focused its search on a target with operations or prospective operations in the consumer technology, communications, software, SaaS, fintech or media sectors. The geographic focus for the SPAC was the Asia Pacific region. Stonebridge helps visionary entrepreneurs navigate the US capital markets to create enterprise value for themselves and for their investors. To learn more, visit http://stonebridgespac.com/.

Additional Information and Where to Find It

The Company urges investors, shareholders, and other interested persons to read the Proxy Statement and Amendment, as well as other documents filed by the Company with the SEC, because these documents contain important information about the Company and the Extension. The Proxy Statement is being mailed to shareholders of the Company as of a record date of December 27, 2023, on or about January 8, 2024. Shareholders may obtain copies of the Proxy Statement and Amendment, without charge, at the SEC's website at www.sec.gov.

Participants in Solicitation

The Company and its directors, executive officers and other members of their management may be deemed to be participants in the solicitation of proxies of the Company's shareholders in connection with the proposals described therein. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company's directors and officers in the Proxy Statement and Amendment, which may be obtained free of charge from the sources indicated above.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, to which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating the Company's shareholder approval of the Extension, the Company's inability to complete an initial business combination within the required time period, and other risks and uncertainties indicated from time to time in filings with the SEC, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on March 28, 2023 under the heading “Risk Factors,” the Proxy Statement under the heading “Risk Factors,” and other documents the Company has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Company Contact:

Prabhu Antony
646-314-3555
p.antony@stonebridgespac.com